United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2022

Date of Report (Date of earliest event reported)

Feutune Light Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Bridge Street, Building A Metuchen, New Jersey	08840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-214-2482

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Warrant and one Right	FLFVU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FLFV	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FLFVW	The Nasdaq Stock Market LLC

Rights, each right exchangeable for one-tenth (1/10) of one share of Class A Common Stock at the closing of a business combination	FLFVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 3, 2022, Feutune Light Acquisition Corporation (the “Company”) announced that holders of the Company’s units may elect to separately trade the Class A Common Stock shares, warrants and rights included in its units, commencing on or about August 8, 2022.

The Class A Common Stock shares, warrants and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols FLFV, FLFVW and FLFVR, respectively. Units not separated will continue to trade on Nasdaq under the symbol FLFVU.

On August 3, 2022, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feutune Light Acquisition Corporation

Date: August 3, 2022	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

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